Exhibit 5.1

Writer’s Direct Dial: +1 212 225 2106

E-Mail: dmclaughlin@cgsh.com

May 28, 2013

Nationstar Mortgage Holdings Inc.

Nationstar Mortgage LLC

Nationstar Capital Corporation

350 Highland Drive

Lewisville, Texas 75067

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Nationstar Mortgage LLC, a Delaware limited liability company, Nationstar Capital Corporation, a Delaware corporation (together, the “Debt Co-Issuers”), and Nationstar Mortgage Holdings Inc., a Delaware corporation (the “Company” and, together with the Debt Co-Issuers, the “Issuers”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-3 (the “Registration Statement”) of the Issuers and the entities listed in the Table of Additional Registrant Guarantors in the Registration Statement (the “Guarantors”), relating to the offering from time to time, together or separately in one or more series (if applicable), of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) fractional interests in shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”); (iv) debt securities of the Debt Co-Issuers (the “Debt Securities”); (v) guarantees by the Guarantors and the Debt Co-Issuers of the Preferred Stock (the “Preferred Guarantees”); (vi) guarantees by the Company and the Guarantors of the Debt Securities (the “Debt Guarantees” and, together with the Preferred Guarantees, the “Guarantees”) and (vii) warrants to purchase equity securities of the Company (the “Warrants”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees and Warrants are referred to herein collectively as the “Securities.”

CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

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The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Depositary Shares are to be issued from time to time under one or more deposit agreements (each such deposit agreement, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein.

The Debt Securities may be guaranteed by the Company and some or all of the Guarantors and may be issued pursuant to an indenture (the “Indenture”) that will be entered into among the Debt Co-Issuers, the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Preferred Guarantees are to be issued under a guarantee agreement (the “Preferred Guarantee Agreement”) to be entered into between the Guarantors and the Debt Co-Issuers, as applicable, as guarantors, and the guarantee trustee to be named therein.

The Warrants are to be issued from time to time under one or more warrant agreements (each such warrant agreement, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the form of Indenture, filed as an exhibit to the Registration Statement, including the form of Debt Guarantee; and

(c)	copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Issuers and those Guarantors listed on Annex A hereto and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued by the Company, fully paid and nonassessable.

2. The Preferred Stock will be validly issued by the Company, fully paid and nonassessable.

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3. The Depositary Shares to be sold by the Company, upon the due issuance by the Depositary of depositary receipts (including any master depositary receipt issued in connection therewith) evidencing such Depositary Shares against the deposit of the shares of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, will be validly issued and the persons in whose names the depositary receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4. The Debt Securities will be the valid, binding and enforceable obligations of the Debt Co-Issuers, entitled to the benefits of the Indenture.

5. The Guarantees will be the valid, binding and enforceable obligations of the applicable Guarantor or Issuer, entitled to the benefits of the applicable Indenture or Preferred Guarantee Agreement, as the case may be.

6. The Warrants will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Issuers or any Guarantor, (a) we have assumed that such Issuer or Guarantor and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In giving the foregoing opinions relating to the validity, binding effect or enforceability of any agreement or obligation of the Guarantor incorporated in the State of Tennessee, we have assumed the correctness, without independent investigation, as to matters relating to the law of the State of Tennessee, of the opinion of Bass, Berry & Sims, PLC, a copy of which is filed as Exhibit 5.2 to the Registration Statement, and our opinions are subject to all of the limitations and qualifications contained therein. In giving the foregoing opinions relating to the validity, binding effect or enforceability of any agreement or obligation of any of the Guarantors incorporated or organized in the states of California, Georgia, Nevada or New Jersey, we have assumed the correctness, without independent investigation, as to matters relating to the law of the States of California, Georgia, Nevada and New Jersey, of the opinion of Greenberg Traurig LLP, a copy of which is filed as Exhibit 5.3 to the Registration Statement, and our opinions are subject to all of the limitations and qualifications contained therein. In giving the foregoing opinions relating to the validity, binding effect or enforceability of any agreement or obligation of the Guarantor incorporated in the State of Minnesota, we have assumed the correctness, without independent investigation, as to matters relating to the law of the State of Minnesota, of the opinion of Dykema Gossett PLLC, a copy of which is filed as Exhibit 5.4 to the Registration Statement, and our opinions are subject to all of the limitations and qualifications contained therein.

In rendering the foregoing opinions, we have further assumed that (i) prior to each issuance of the Securities, each Issuer, if applicable (and each Guarantor, if applicable), will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and, in the case of the Debt Securities and the Debt Guarantees, to the terms of the Indenture, and will not violate any applicable law, conflict with any matter of public

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policy, result in a default under or breach of any agreement or instrument binding upon such Issuer (or such Guarantor) or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over such Issuer (or such Guarantor); (ii) prior to the issuance of the Securities, the Board of Directors of the Company will duly authorize, establish and approve the terms of the Preferred Stock as contemplated by the Company’s Restated Certificate of Incorporation, as amended, and the Issuers (and each Guarantor, if applicable) will duly authorize, execute and deliver the applicable Deposit Agreement, Indenture, Guarantees, Preferred Guarantee Agreement, Warrant Agreement, any other agreement necessary with respect to the Securities or contemplated by such Securities and any agreement governing those Securities or the Registration Statement and will take any other appropriate additional corporate action and the Indenture, including the Debt Guarantees, will conform to the forms thereof filed as exhibits to the Registration Statement; (iii) any receipts evidencing Depositary Shares or Warrants and any agreement governing those Securities will be governed by New York law; (iv) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing those Securities and in the manner contemplated by the Registration Statement; (v) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock or Preferred Stock, shall not be less than the par value of such Common Stock or Preferred Stock and (vi) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

In rendering the opinions expressed in paragraphs 4 and 5 above, we have assumed that each series of Debt Securities (and related Guarantees) will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinions are limited to the law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Law.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplement related thereto as counsel for the Issuers that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission

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thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

[signature page follows]

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Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Duane McLaughlin
Duane McLaughlin, a Partner

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